EXHIBIT 99.1

Actua Announces Second Quarter 2016 Financial Results

Year-to-date bookings exceed expectations

RADNOR, Pa., Aug. 04, 2016 (GLOBE NEWSWIRE) --  Actua Corporation (Nasdaq:ACTA) (“Actua”) today reported its results for the second quarter ended June 30, 2016.

Revenue was $36.7 million for the second quarter of 2016, up from $33.5 million for the second quarter of 2015.  Net loss attributable to Actua for the second quarter of 2016 was $(12.7) million, or $(0.35) per diluted share, compared to net loss attributable to Actua of $(15.3) million, or $(0.41) per diluted share, for the second quarter of 2015.  Non-GAAP net loss for the second quarter of 2016 was $(3.6) million, or $(0.10) per diluted share, compared to a non-GAAP net loss of $(2.5) million, or $(0.07) per diluted share, for the comparable prior year quarter.  Cash flows from operations for the second quarter of 2016 was $1.5 million, compared to $1.0 million for the comparable prior year quarter.  Non-GAAP cash flows from operations for the second quarter of 2016 was $2.6 million, compared to $1.2 million for the comparable prior year quarter.

Revenue was $71.3 million for the first half of 2016, up from $64.1 million for the first half of 2015.  Net loss attributable to Actua for the first half of 2016 was $(27.1) million, or $(0.73) per diluted share, compared to net loss attributable to Actua of $(30.0) million, or $(0.81) per diluted share, for the first half of 2015.  Non-GAAP net loss for the first half of 2016 was $(7.9) million, or $(0.21) per diluted share, compared to a non-GAAP net loss of $(6.3) million, or $(0.17) per diluted share, for the first half of 2015. Cash flows from operations for the first half of 2016 was $(11.7) million, compared to $(3.4) million for the first half of 2015.  Non-GAAP cash flows from operations for the first half of 2016 was $(10.2) million, compared to $(3.1) million for the first half of 2015.

“We continue to be pleased with the bookings momentum we are seeing across the businesses,” said Walter Buckley, CEO of Actua. “As a result of the investments we have made in talent, sales and marketing, and product development, we are ahead of our bookings expectations for the first half of the year, particularly at Bolt.  This positions us well for future revenue and earnings growth."

2016 Guidance

Actua continues to expect (1) annual GAAP revenue in the range of between $155.0 million and $160.0 million, representing growth in the range of between 16% and 20% compared to 2015, (2) positive annual non-GAAP cash flows from operations in the range of between $3.0 million and $8.0 million, and (3) non-GAAP net loss per share in the range of between $(0.35) and $(0.40) per diluted share.  After taking into account its repurchase of 1 million shares of its common stock for $9.5 million this year, Actua now expects diluted shares outstanding of 37.0 million shares for the full year 2016.

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measures is included with the financial tables at the end of this release.

Please see Actua’s website at www.actua.com for more information on Actua, its businesses and its second quarter 2016 results.

Actua will host a webcast at 10:00 a.m. ET today to discuss its financial results.  As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks.  To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link.  Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software.  The conference call is also accessible through listen-only mode by dialing 800.708.4539 or 847.619.6396.  The passcode is 42981974.

For those unable to participate in the conference call, a replay will be available from August 4, 2016 at 12:30 p.m. ET until August 11, 2016 at 11:59 p.m. ET.  To access the replay, dial 888.843.7419 or 630.652.3042.  The passcode is 42981974#.  The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-presentations/.

About Actua
Actua Corporation (Nasdaq:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes.  Actua is pioneering the second wave of the SaaS revolution - the vertical wave - by growing cloud businesses that are transforming their markets.  With over 900 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave.  For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to deploy capital effectively and on acceptable terms, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions or other strategic transactions, our ability to have continued access to capital and to manage capital resources effectively, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$36,709	$33,536	$71,319	$64,128

Operating Expenses
Cost of revenue (a)	10,840	9,783	21,032	19,515
Sales and marketing (a)	13,808	12,163	26,967	23,399
General and administrative (a)	13,561	15,966	28,057	31,402
Research and development (a)	7,653	7,373	15,203	14,466
Amortization of intangible assets	4,108	3,706	8,172	7,722
Impairment related and other	117	489	348	835
Total operating expenses	50,087	49,480	99,779	97,339
Operating income (loss)	(13,378)	(15,944)	(28,460)	(33,211)

Other income (expense):
Other income (loss), net	(67)	(102)	(223)	1,435
Interest income	39	35	87	54
Interest expense	(71)	(31)	(117)	(68)

Income (loss) before income taxes	(13,477)	(16,042)	(28,713)	(31,790)

Income tax benefit (expense)	(81)	(1)	(228)	(178)

Net income (loss)	(13,558)	(16,043)	(28,941)	(31,968)
Less: Net income (loss) attributable to the noncontrolling interests	(817)	(761)	(1,869)	(1,921)
Net income (loss) attributable to Actua	$(12,741)	$(15,282)	$(27,072)	$(30,047)

Basic and diluted net income (loss) per share:
Income (loss) attributable to Actua common shareholders	$(0.35)	$(0.41)	$(0.73)	$(0.81)

Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	36,760	37,123	37,027	36,983

(a) Includes equity-based compensation of:
Cost of revenue	$31	$29	$72	$55
Sales and marketing	88	79	192	137
General and administrative	3,851	6,887	8,625	13,980
Research and development	112	126	236	171
	$4,082	$7,121	$9,125	$14,343

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$43,222	$76,313
Restricted cash	1,669	2,206
Accounts receivable, net	21,921	19,902
Prepaid expenses and other current assets	6,484	4,876
Total current assets	73,296	103,297
Fixed assets, net	10,627	8,781
Goodwill	226,189	226,034
Intangible assets, net	83,782	89,395
Cost method investments	18,646	18,146
Deferred tax asset	2,848	2,900
Other assets, net	1,618	1,591
Total Assets	$417,006	$450,144

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Short-term debt	$1,320	$1,320
Accounts payable	9,569	11,301
Accrued expenses	11,076	10,979
Accrued compensation and benefits	8,063	12,251
Deferred revenue	45,861	40,282
Total current liabilities	75,889	76,133
Deferred tax liability	266	266
Deferred revenue	1,353	2,038
Other liabilities	7,282	3,230
Total Liabilities	84,790	81,667
Redeemable noncontrolling interest	6,362	10,506
Total Equity	325,854	357,971
Total Liabilities, Redeemable noncontrolling interest and Equity	$417,006	$450,144

ACTUA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
	2016	2015	2016	2015
OPERATING ACTIVITIES
Net income (loss)	$(13,558)	$(16,043)	$(28,941)	$(31,968)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	5,117	4,829	10,059	10,069
Equity-based compensation	4,082	7,121	9,125	14,343
Impairment related and other	179	166	394	340
Other (income) loss	67	102	223	(1,435)
Deferred tax asset	57	89	52	76
Contingent consideration	16	324	32	496
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable, net	6,559	1,676	(2,100)	1,014
Prepaid expenses and other assets	(1,609)	(121)	(1,590)	(757)
Accounts payable	(299)	(952)	(2,751)	(1,503)
Accrued expenses	(1,219)	(416)	(1,012)	473
Accrued compensation and benefits	1,327	1,634	(4,331)	(396)
Deferred revenue	(1,100)	2,030	5,091	4,785
Other liabilities	1,839	555	4,043	1,051
Cash flows provided by (used in) operating activities	1,458	994	(11,706)	(3,412)
INVESTING ACTIVITIES
Capital expenditures	(770)	(1,579)	(1,765)	(3,919)
Change in restricted cash	699	(72)	551	68
Proceeds from other distributions	—	—	46	1,415
Ownership acquisition, net of cash acquired	(303)	(700)	(2,471)	(1,957)
Cash flows provided by (used in) investing activities	(374)	(2,351)	(3,639)	(4,393)
FINANCING ACTIVITIES
Acquisition of noncontrolling interest in subsidiary equity	—	—	(5,515)	(3,952)
Payments of contingent consideration	(1,464)	(1,870)	(1,464)	(1,870)
Borrowings of short-term debt and notes payable	900	—	5,574	820
Repayment of notes payable and capital lease obligations	(5,096)	—	(5,241)	(24)
Purchase of treasury stock	(5,485)	—	(9,533)	(1,704)
Tax withholdings related to equity-based awards	(7)	(364)	(1,536)	(3,858)
Other financing activities	36	(73)	36	(8)
Cash flows provided by (used in) financing activities	(11,116)	(2,307)	(17,679)	(10,596)
Effect of exchange rate on cash flows and cash equivalents	(38)	6	(67)	(111)
Net increase (decrease) in cash and cash equivalents	(10,070)	(3,658)	(33,091)	(18,512)
Cash and cash equivalents at beginning of period	53,292	88,280	76,313	103,134
Cash and cash equivalents at end of period	$43,222	$84,622	$43,222	$84,622

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP net income (loss) attributable to Actua:	$(14,765)	$(15,282)	$(13,882)	$(52,151)	$(14,331)	$(12,741)
Add back:
Share-based compensation	7,222	7,121	6,661	$6,030	5,043	4,082
Amortization of intangibles	4,016	3,706	3,728	3,801	4,064	4,108
Impairment related and other costs	532	663	228	39,155	231	117
Transaction expenses	70	180	108	—	92	209
Other (income) loss, net	(1,537)	425	144	(204)	156	67
Acquired businesses' deferred revenue	677	678	557	505	476	483
Impact of non-cash income tax benefit items	34	—	—	—	—	88
Non-GAAP net income (loss)	$(3,751)	$(2,509)	$(2,456)	$(2,864)	$(4,269)	$(3,587)

GAAP net income (loss) per diluted share:	$(0.40)	$(0.41)	$(0.37)	$(1.40)	$(0.38)	$(0.35)
Add back:
Share-based compensation	0.20	0.19	0.18	0.16	0.14	0.11
Amortization of intangibles	0.11	0.10	0.10	0.10	0.11	0.11
Impairment related and other costs	0.01	0.02	0.01	1.05	0.01	0.01
Transaction expenses	—	—	—	—	—	0.01
Other (income) loss, net	(0.04)	0.01	—	(0.01)	—	—
Acquired businesses' deferred revenue	0.02	0.02	0.01	0.01	0.01	0.01
Impact of non-cash income tax benefit items	—	—	—	—	—	—
Non-GAAP net income (loss) per diluted share	$(0.10)	$(0.07)	$(0.07)	$(0.08)	$(0.11)	$(0.10)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	36,842	37,123	37,146	37,190	37,293	36,760
Diluted	36,842	37,123	37,146	37,190	37,293	36,760

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	36,842	37,123	37,146	37,190	37,293	36,760
Diluted	36,842	37,123	37,146	37,190	37,293	36,760

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(Unaudited)

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP net income (loss) attributable to Actua:	$(14,765)	$(15,282)	$(13,882)	$(52,151)	$(14,331)	$(12,741)
Add back:
Share-based compensation	7,222	7,121	6,661	$6,030	5,043	4,082
Amortization of intangibles	4,016	3,706	3,728	3,801	4,064	4,108
Impairment related and other costs	532	663	228	39,155	231	117
Transaction expenses	70	180	108	—	92	209
Other (income) loss, net	(1,537)	425	144	(204)	156	67
Acquired businesses' deferred revenue	677	678	557	505	476	483
Impact of non-cash income tax benefit items	34	—	—	—	—	88
Interest expense (income), net	18	(4)	2	2	(2)	32
Income tax expense (current/cash only)	143	1	41	41	3	137
Depreciation	1,224	1,123	1,076	1,072	878	1,009
Adjusted EBITDA	$(2,366)	$(1,389)	$(1,337)	$(1,749)	$(3,390)	$(2,409)

GAAP Cost of revenue	$9,732	$9,783	$9,627	$10,087	$10,192	$10,840
Share-based compensation	26	$29	$48	$54	41	31
Adjusted Cost of revenue	$9,706	$9,754	$9,579	$10,033	$10,151	$10,809

GAAP Sales and marketing	$11,236	$12,163	$12,945	$12,070	$13,159	$13,808
Share-based compensation	58	79	173	118	104	88
Adjusted Sales and marketing	$11,178	$12,084	$12,772	$11,952	$13,055	$13,720

GAAP General and administrative	$15,436	$15,966	$14,440	$16,015	$14,496	$13,561
Share-based compensation	7,093	6,887	6,270	5,717	4,774	3,851
Adjusted General and administrative	$8,343	$9,079	$8,170	$10,298	$9,722	$9,710

GAAP Research and development	$7,093	$7,373	$7,612	$7,090	$7,550	$7,653
Share-based compensation	45	126	170	141	124	112
Adjusted Research and development	$7,048	$7,247	$7,442	$6,949	$7,426	$7,541

GAAP Cash flows provided by (used in) operating activities	$(4,406)	$994	$(1,687)	$4,539	$(13,164)	$1,458
Impairment related and other costs	26	127	36	108	275	955
Transaction expenses	81	125	52	94	—	232
Adjusted Cash flows provided by (used in) operating activities	$(4,299)	$1,246	$(1,599)	$4,741	$(12,889)	$2,645

About Actua’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua’s management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua’s operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release: (1) non-GAAP net income (loss) (which term may be used interchangeably with adjusted net income (loss) by management during quarterly earnings presentations), (2) non-GAAP net income (loss) per diluted share (which term may be used interchangeably with adjusted net income (loss) per diluted share by management during quarterly earnings presentations), (3) Adjusted EBITDA, (4) Adjusted Cost of revenue, (5) Adjusted Sales and marketing, (6) Adjusted General and administrative, (7) Adjusted Research and development and (8) non-GAAP cash flows from operations.  Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment related and other costs.  Actua excludes the effect of impairment related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share.  For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share.  For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share.  For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share.  For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Adjusted EBITDA excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment related and other costs.  Actua excludes the effect of impairment related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses and revaluation of contingent consideration, as well as certain foreign currency impacts because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Interest expense (income), net.  Actua excludes income and expense from interest as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income tax expense (current/cash only).  Actua excludes the impact of any current, cash income tax expense as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Depreciation.  Actua excludes depreciation expense as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Adjusted Cost of revenue excludes from GAAP Cost of revenue operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the cost of revenue category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Sales and marketing excludes from GAAP Sales and marketing operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the sales and marketing category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted General and administrative excludes from GAAP General and administrative operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the general and administrative category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Research and development excludes from GAAP Research and development operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the research and development category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Cash flows from operations excludes from GAAP Cash flows from operations the cash impact of the following items:

  Impairment related and other costs.  Actua excludes the cash effect of impairment related and other costs, which primarily include severance payments, contingent consideration payments, payments associated with restructuring costs, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s cash flows.

  Transaction expenses.  Actua excludes the cash effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s cash flows.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua’s management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, adjusted cost of revenue, adjusted sales and marketing, adjusted general and administrative, adjusted research and development and non-GAAP cash flows from operations in internal reports used by management in monitoring and making decisions regarding Actua’s business, including in monthly financial reports prepared for management and in periodic reports to Actua’s Board of Directors.

  An important limitation of Actua’s non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude in the non-GAAP financial measures.

To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.

Investor inquiries:
Karen Greene
Actua
Investor Relations
610.727.6900
IR@actua.com